Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 401(k) Savingsplus Plan of Beverly Enterprises, Inc., of our report dated February 25, 2004, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Little Rock, Arkansas
March 24, 2004